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                                                                  EXHIBIT 3.3

                                    BY-LAWS

                                       OF

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.


                                    OFFICES
                                    -------


     1. The principal office of the Corporation shall be within or without the State of Delaware, as the Board of Directors from time to time may determine.

     2. The Corporation shall have a registered office in the State of Delaware.

     3. The Corporation may have such other offices as the Board of Directors from time to time may determine.


                            MEETINGS OF SHAREHOLDERS
                            ------------------------


     4. All meetings of the shareholders of the Corporation shall be held at such place within or without the State of Delaware as the Board of Directors shall select.

     5. The annual meeting of the shareholders of the Corporation shall be held at a date and time fixed by the Board of Directors, at which time the shareholders shall elect Directors of the Corporation and transact such other business as may properly come before the meeting.

     6. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by

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the Certificate of Incorporation, may be called by resolution of the Board of
Directors or by the Chairman of the Board or by the President. Business transacted at all special meetings shall be confined to the purposes stated in the notice of meeting and to any other subject which is not by law required to be stated in the notice of meeting.

     7. Written notice of every meeting of shareholders, stating the purpose or purposes for which the meeting is called, and the time when and the place where it is to be held, shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting or who, by reason of any action proposed at such meeting, would be entitled to have his, her, or its stock appraised if such action were taken, not more than 60 nor less than 10 days before the meeting unless a different time period is prescribed by law. If mailed, such notice shall be directed to a shareholder at the shareholder's address as it shall appear on the books of the Corporation at the record date determined in accordance with Paragraph 58 unless the shareholder shall have filed with the Secretary of the Corporation a written request that notices intended for such shareholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of all meetings may be waived by any shareholder by written waiver or by personal attendance at the meeting.


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     8.  The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall be required for and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws.

     9. If a quorum is not present at a meeting, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting any business may be transacted which might have been transacted at the meeting originally called.

     10. Where there is a quorum at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute or of the Certificate of Incorporation or of these By-laws a different vote is required, in which case such express provision shall govern and control the decision on such question.

     11. Each shareholder of record having the right to vote shall be entitled at a meeting of the shareholders of the



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Corporation to one vote for each share of stock standing in the name of such shareholder on the books of the Corporation, and such votes may be cast either in person or by proxy.

     12. Every proxy must be executed in writing by the shareholder or by the shareholder's duly authorized attorney. No proxy shall be valid after the expiration of 11 months from the date of its execution unless it shall have specified therein a different duration.

                                   DIRECTORS
                                   ---------

     13. The business of the Corporation shall be managed under the direction of its Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things as are not by statute, or by the Certificate of Incorporation, or by these By-laws required to be exercised or done by the shareholders.

     14. The Board of Directors shall consist of three or more Directors of full age, who need not be shareholders of the Corporation. The initial Board of Directors shall consist of three directors, and the number of Directors may be changed from time to time by action of the shareholders of the Corporation. At each annual meeting of shareholders, Directors shall be elected for a term expiring at the next annual meeting of shareholders or until their successors are elected and qualify.


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          15.   If the office of any Director becomes vacant for any reason including a vacancy resulting from an increase in the size of the Board, the Directors in office may elect a Director to fill such vacancy until the next annual meeting of shareholders. At each annual meeting of shareholders, the shareholders shall elect Directors to fill any vacancy on the Board.

          16. Any Director may be removed with or without cause, at any time, by vote of the shareholders at any meeting called for that purpose except as otherwise provided by the Certificate of Incorporation.

                             MEETINGS OF THE BOARD
                             ---------------------

          17. The Directors may hold their meetings at the principal office of the Corporation, or at such other places, either within or without the State of Delaware, as they from time to time may determine.

          18. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

          19. Special meetings of the Board may be called by the Chairman of the Board or by the President on notice of not less than five business days to each Director either orally or in writing and shall be called by the Chairman of the Board, President, or Secretary in a like manner on the written request


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of two Directors.  Notice of a meeting may be waived by any Director by written waiver, by personal attendance at the meeting, or by participation in the meeting as provided in Paragraph 21.

          20. At any meeting at which every member of the Board of Directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been called with notice.

          21. Meetings may be held by conference telephone call, or the like, provided a written record is made of the action taken at such meeting.

          22. At all meetings of the Board, including meetings held in accordance with Paragraph 21, a majority of the entire number of Directors then in office shall be required for and constitute a quorum for the transaction of business.

          23. Any act of a majority of the Directors present at a meeting at which there is a quorum, including meetings held in accordance with Paragraph 21, shall be the act of the Board of Directors except as may be otherwise specifically provided by the applicable statute, or by the Certificate of Incorporation, or by these By-laws.

          24. If a quorum is not present at any meeting of Directors, including meetings held in accordance with Paragraph


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21, the Directors present may adjourn such meeting from time to time without notice other than an announcement at the meeting, until a quorum shall be present. At such adjourned meeting any business may be transacted which might have been transacted at the meeting originally called.

                      COMMITTEES OF THE BOARD OF DIRECTORS
                      ------------------------------------

          25. The Board of Directors shall have the power to designate by resolution one or more Committees of the Board of Directors. Subject to the power of the Board of Directors to override, modify, nullify, or change the action of any Committee, the actions of such Committee shall be the act of the Board with respect to the authority granted such Committee. Each such Committee shall consist of such number of Directors, not less than two, as the Board from time to time may designate, and such Committee members shall serve at the pleasure of the Board. One member of each Committee shall be designated by the Board as Chairman of such Committee.

          26. Regular meetings of any Committee may be held at such places and at such times, and in such manner, including holding meetings by conference telephone call, or the like, without notice, as such Committee or Board may determine by resolution.

          27.   The Chairman of any Committee and any officer


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authorized to call a meeting of the Board of Directors may call a Special
Meeting of any Committee on three days notice.

          28. At all meetings of any Committee, a majority of the Committee members then in office shall be required for and constitute a quorum for the transaction of business.

          28. The acts of a majority of any Committee present at a meeting at which there is a quorum shall be the act of such Committee except as may be otherwise specifically provided by statute, by the Certificate of Incorporation, or by these By-laws.

          29. If a quorum is not present at any meeting of a Committee, the members present may adjourn such meeting from time to time without notice other than an announcement at the meeting, until a quorum shall be present. At such adjourned meeting any business may be transacted which might have been transacted at the meeting originally called.

                                WAIVER OF NOTICE
                                ----------------

          30. Whenever by statute, the provisions of the Certificate of Incorporation, or these By-laws, the shareholders, the Board of Directors, or any Committee of the Board of Directors are authorized to take any action after notice, such notice may be waived in writing, before or after the holding of the meeting, by the person or persons entitled to such notice,


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or, in the case of a shareholder, by such shareholder's attorney or proxy thereunto authorized.

                                    OFFICERS
                                    --------

          31. The officers of the Corporation shall be Chairman of the Board, President, one or more Vice Presidents, Treasurer, and Secretary. An officer shall be designated as the Chief Executive Officer and/or the Chief Operating Officer of the Corporation. Any officer may hold more than one office.

          32. The Board of Directors, immediately after each annual meeting of shareholders, shall elect from their number the Chairman of the Board, and also shall elect the President, Vice Presidents, Treasurer, Secretary, and such other officers as they shall deem necessary, none of whom need be members of the Board, and designate the Chief Executive Officer and the Chief Operating Officer.

          33. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

          34. The officers of the Corporation shall hold office for one year and until their successors are elected and qualify.

          35. Any corporate officer elected by the Board of Directors may be removed at any time by the vote of a majority of


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the Directors in office with or without cause.  If the office of any corporate officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors, but the Board may determine that such vacancy need not be filled.

          36. The Board of Directors may appoint other persons who shall hold titles as divisional or administrative "officers" for such terms as designated by the Board or at the will of the Board but such officers as such shall not be deemed to be officers of the Corporation or as such shall not be deemed to be authorized to enter into contracts binding on the Corporation. Any divisional or administrative "officer" so appointed may be removed at any time by the Board.

                  THE CHAIRMAN OF THE BOARD AND THE PRESIDENT
                  -------------------------------------------

          37. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. In the absence or disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

          38. The Chairman of the Board shall perform such other duties as the Board of Directors from time to time may prescribe.

          39. The President shall perform such other duties as the Board of Directors from time to time may prescribe.


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                          THE CHIEF EXECUTIVE OFFICER
                          ---------------------------

          40. The Chief Executive Officer shall have the chief responsibility for planning for the operations, the long term goals, and the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall have the power to direct all employees of the Corporation, including all corporate officers, in the performance of their duties. In the absence or disability of the Chief Operating Officer, he or she shall perform the duties and exercise the powers of the Chief Operating Officer.

          41. The Chief Executive Officer shall have the power to appoint, remove, employ, discharge, assign the duties of, and fix the compensation of all divisional and administrative "officers", servants, agents, employees, and clerks of the Corporation other than the duly appointed corporate officers.

                          THE CHIEF OPERATING OFFICER
                          ---------------------------
          42. The Chief Operating Officer shall have the general authority for day to day operations of the Corporation, provided that he or she shall report to the Chief Executive Officer.

          43. Subject to the approval of the Chief Executive Officer, the Chief Operating Officer shall have the power to appoint, remove, employ, discharge, assign the duties of, and fix


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the compensation of all divisional and administrative "officers", servants, agents, employees, and clerks of the Corporation, other than the duly appointed corporate officers.

                                VICE PRESIDENTS
                                ---------------

          44. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or as Vice Presidents with specific areas of responsibility such as research and development, sales, finance, general counsel, or the like.

          45. Any Executive Vice President, in the absence or disability of both the Chairman of the Board and the President, shall perform the duties and exercise the powers of the Chairman of the Board and the President, provided, however, that subject to the approval of the Board of Directors, the Chief Executive Officer, or the Chief Operating Officer from time to time may designate which Executive Vice President shall perform such functions. Each Vice President shall perform such other duties as the Board of Directors from time to time may prescribe.

          46. Any Vice President, in the absence or disability of the Chairman of the Board, the President, and any Executive Vice President, shall perform any or all of their respective duties; provided, however, that subject to the approval of the Board of Directors, the Chief Executive Officer or the Chief Operating Officer from time to time may designate which Vice


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President shall perform such functions.

                            CHIEF FINANCIAL OFFICER
                            -----------------------

          47. The Board of Directors shall have the power to designate any corporate officer as Chief Financial Officer of the Corporation, subject to any statutory duties of the Treasurer.

          48. Any officer so designated as Chief Financial Officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall render to the Chairman of the Board, President, and Directors at the regular meetings of the Board, or whenever they may require it, an account of all of his or her transactions and of the financial condition of the Corporation.

          49. The Chief Financial Officer, if required by the Board, shall give, at the expense of the Corporation, to the Corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the Board conditioned upon the faithful performance of his or her duties and for the restoration to the Corporation in case of his or her death, resignation, retirement, or removal from office, of all books,


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papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

                                 THE TREASURER
                                 -------------

          50. The Treasurer shall perform all duties required by law, and, if he or she is not the Chief Financial Officer, shall assist the Chief Financial Officer and perform his or her duties in the event of his or her absence or disability.

          51. The Treasurer shall perform such other duties as the Board of Directors from time to time may prescribe.

                                 THE SECRETARY
                                 -------------

          52. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she shall give or cause to be given notice of all meetings of shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He or she shall keep in safe custody the seal of the Corporation and affix or cause it to be affixed to any instrument when authorized by the



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Board of Directors. The Board may appoint one or more Assistant Secretaries to assist the Secretary, and in his or her absence or disability, to perform his or her duties.

          53. The Secretary shall perform such other duties as the Board of Directors from time to time may prescribe.

                    DIVISIONAL AND ADMINISTRATIVE OFFICERS
                    --------------------------------------

          54. Divisional and administrative, or non corporate, "officers" shall have such duties as the Chief Executive Officer or the Chief Operating Officer with the concurrence of the Chief Executive Officer, from time to time may prescribe.

                             CERTIFICATES OF STOCK
                             ---------------------

          55. The certificates of stock of the Corporation shall be numbered and entered in the stock books of the Corporation (which shall be maintained by the Corporation or by such Registrar or Transfer Agent as the Board of Directors may appoint) as they are issued. They shall exhibit the holder's name, the number of shares, and shall be signed by the President or any Vice President, and the Secretary or Assistant Secretary, or bear a facsimile of their signatures, and shall bear the corporate seal or a facsimile thereof.

                               LOST CERTIFICATES
                               -----------------


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          56.   The Board of Directors may direct a new certificate or
certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates, or his, her, or its legal representative, to advertise the same in such manner as the Board shall require and/or give the Corporation a bond in such sum and with such surety or sureties as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK
                               ------------------

          57. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer of stock shall be entered on the stock books of the Corporation.

          58.   The Corporation shall be entitled to treat the


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holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by applicable statute.



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                                  RECORD DATE
                                  -----------

          59. The Board of Directors may fix in advance a date not more than 60 days nor less than 10 days preceding the date of any meeting of shareholders, the date for the payment of any dividend, the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meetings, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Corporation after such record date so fixed.

                                   DIVIDENDS
                                   ---------

          60. Dividends upon the capital stock of the Corporation, subject to any applicable statutory provisions or provisions of the Certificate of Incorporation may be declared by the Board of Directors at any regular or special meeting.

          61.   Before payment of any dividend, there may be set


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aside out of the earned surplus or capital surplus of the Corporation available for dividends such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                      SEAL
                                      ----
          62. The seal of the Corporation shall be in such form as the Board of Directors may from time to time prescribe. The seal may be used by causing it or a facsimile thereof to be reproduced upon or impressed directly on the instrument or writing to be sealed, or upon an adhesive substance to be affixed thereto. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                                   AMENDMENTS
                                   ----------

          63. Subject to the provisions of the Certificate of Incorporation and applicable statutes, these By-laws may be amended, altered, added to, or repealed by the vote of the Board of Directors at any regular or special meeting of the Board, or by the shareholders at any annual or special meeting of the



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shareholders.



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